UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 25, 2008

Exact Name of Registrant as Specified in its
Commission	Charter, State of Incorporation, Address of	IRS Employer
File Number	Principal Executive Offices and Telephone Number	Identification No.

1-11607	DTE Energy Company (a Michigan corporation) 2000 2nd Avenue Detroit, Michigan 48226-1279 313-235-4000	38-3217752
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers
Long-Term Incentive Plan
On June 25, 2008, the Organization and Compensation Committee (“Committee”) of the DTE Energy Company (“Company”) Board of Directors approved a revised shareholder return component to the performance measures and targets for the 2006 and 2007 awards made to executive officers under the Company’s 2001 Stock Incentive Plan and 2006 Long-Term Incentive Plan (collectively the “LTIP”). The shareholder return component will now measure total shareholder return vs. shareholder return of peer group companies. This revision conforms the outstanding 2006 and 2007 awards with the shareholder return component methodology utilized in the 2008 awards, measuring performance against peer group companies approved by the Committee that are engaged in businesses that correspond to the businesses in which the Company and its subsidiaries are engaged. Previously, the shareholder return component had measured total shareholder return vs. shareholder return of the companies in the Standard & Poor’s Electric Utility Index.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: July 1, 2008

DTE ENERGY COMPANY (Registrant)
/s/ Peter B. Oleksiak
Peter B. Oleksiak
Vice President and Controller